UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

EXPERIENCE ART AND DESIGN, INC.

 (Name of registrant as specified in its charter)

Nevada	27-4673791
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

27929 S.W. 95th Ave. Suite 1101 Wilsonville, OR 97070
(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities registration statement file number to which this form relates:                  333-174155                             (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

                                                                                                Common Stock, Par Value $0.001 Per Share

(Title of class)

ITEM 1.                 DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

The description of the common stock of the Registrant is set forth under the caption "Description of Securities" in the Registrant's Registration Statement on Form S-1(File No. 333-174155) as filed with the Securities and Exchange Commission on May 12, 2011 and including any form of prospectus therein filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which description is herein incorporated by reference.

ITEM 2.                 EXHIBITS

No.	Description
3.1	Articles of Incorporation[1]
3.2	Articles of Amendment to Articles of Incorporation filed May 2, 2013 and Certificate of Correction filed May 6, 2013[2]
3.2	Bylaws[3]
3.3	Form of stock certificate*

*              Filed herewith

1	Incorporated by reference to the exhibits included with our Registration Statement on Form S-1 filed with the U.S. Securities and Exchange Commission on May 12, 2011.

2	Incorporated by reference to the exhibits included with our Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on May 8, 2013.

3	Incorporated by reference to the exhibits included with our Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on February 3, 2012

Signature

Pursuant to the requirements of Section 2 of the Securities Exchange Act of 1934, the registrant caused duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

EXPERIENCE ART AND DESIGN, INC.
(Registrant)

Date: June 7, 2013	/s/ Kenneth R. Kepp
Kenneth R. Kepp
Chief Financial Officer and Chief Operating Officer